                                                                 Exhibit 10.9(a)

                              INDEMNITY AGREEMENT


     AGREEMENT, effective as of ____________________ 1994 (the "Agreement"), between FORSTMANN & COMPANY, INC., a Georgia corporation (the "Company"), and ____________________ ("Indemnitee"), _________________________.

     WHEREAS, it is essential to the Company to retain and attract as executive officers the most capable persons available; and

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

     WHEREAS, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) authorized or permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies; and

     WHEREAS, the Company, in order to induce Indemnitee to continue to serve as an executive officer, has agreed to provide Indemnitee with the benefits contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's agreeing to serve or to continue to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:


1.  Basic Indemnification Arrangement.
    ---------------------------------

     (a) In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the full extent authorized or permitted by Applicable Law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Company; and provided further that the Company shall not be obligated to indemnify Indemnitee hereunder for an Indemnifiable Event which is not (i) authorized by the Company's Board of Directors or (ii) otherwise within the authority of Indemnitee. If so requested by Indemnitee, the Company shall advance (within two (2) business days of such request), on an unsecured and interest-free basis, any and all Expenses to Indemnitee (an "Expense Advance"), provided that Indemnitee affirms in writing Indemnitee's good faith belief that Indemnitee has met the required standard of conduct for indemnification under Applicable Law.

     (b) Notwithstanding the foregoing, (i) the obligations of the Company under
Section 1(a) shall be subject to the condition that the Independent Legal Counsel shall not have determined in a written opinion that Indemnitee would not be permitted to be indemnified under Applicable Law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 1(a) shall be subject to the condition that, if, when and to the extent that the Independent Legal Counsel determines that Indemnitee would not be permitted to be so indemnified under Applicable Law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under Applicable Law, any determination made by the Independent Legal Counsel that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Independent Legal Counsel or if the Independent Legal Counsel determines that Indemnitee would not be permitted to be indemnified in whole or in part under Applicable Law, Indemnitee shall have the right to commence litigation in any court in the States of Georgia or New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Independent Legal Counsel or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Independent Legal Counsel otherwise shall be conclusive and binding on the Company and Indemnitee.

     (c) No change in the Company's Articles of Incorporation (the "Articles") or By-Laws (the "By-Laws") or in the Georgia Business Corporation Code subsequent to the date of this Agreement shall have the effect of limiting or eliminating the indemnification available under this Agreement as to any act, omission or capacity for which this Agreement provides indemnification at the time of such act, omission or capacity. If any change after the date of this Agreement in the Articles or By-Laws of the Company or in any applicable law, statute or rule expands the power of the Company to indemnify the Indemnitee, such change shall to the same extent expand the Indemnitee's rights and the Company's obligations under this Agreement. If any change in the Articles or By-Laws of the Company or in any applicable law, statute or rule diminishes the power of the Company to indemnify the Indemnitee, such change, except to the extent otherwise required by law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

     2.  Independent Legal Counsel.  The Company agrees that, in the event of a
         -------------------------
dispute with Indemnitee with respect to any matter hereafter arising concerning the rights of Indemnitee to indemnity payments or Expense Advances under this Agreement or any other agreement, or any Articles or By-Law provision now or hereinafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Company shall notify Indemnitee in writing of the Company's intention to seek legal advice, and the Indemnitee shall notify the Company of Indemnitee's choice of Independent Legal Counsel within thirty (30) days thereafter. Such counsel shall, among other things, render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under Applicable Law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding the foregoing, the Company shall not be required to seek legal advice from more than one (1) Independent Legal Counsel if more than one (1) party to an Indemnity Agreement with the Company seek indemnity payments and Expense Advances with respect to the same or substantially similar Claims. In such event, the Indemnitees shall have sixty (60) days to notify the Company of their choice of Independent Legal Counsel and the selection of Independent Legal Counsel shall be made (a) by the Independent Director(s) (as defined in the Company's By-Laws) seeking such indemnity, or (b) if no Independent Director seeks such indemnity, by the directors and officers of the Company who are parties to an Indemnity Agreement with the Company and who seek such indemnity.

The Company shall have the right to select the Independent Legal Counsel if (x) Indemnitee is entitled to select the Independent Legal Counsel but has not timely notified the Company of Indemnitee's selection, (y) there is a dispute involving two (2) or more Independent Directors who do not timely notify the Company of their choice of a single Independent Legal Counsel or (z) there is a dispute involving more than one (1) party to an Indemnity Agreement, none of whom is an Independent Director, and all such persons do not timely notify the Company of their choice of a single Independent Legal Counsel.

     3.  Indemnification for Additional Expenses.  The Company shall indemnify
         ---------------------------------------
Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within two (2) business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, or any Articles or By-Law provision now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company; provided, however, that if there is a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to such indemnification, advance payment of Expenses or insurance recovery, Indemnitee shall reimburse the Company for all such Expenses theretofore paid under this
Section 3.

     4.  Partial Indemnity, Etc.  If Indemnitee is entitled under any provision
         -----------------------
of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.


     5.  Burden of Proof.  In connection with any determination by the
         ---------------
Independent Legal Counsel or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     6.  No Presumptions.  For purposes of this Agreement, the termination of
         ---------------
any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by Applicable Law. In addition, neither the failure of the Independent Legal Counsel to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Independent Legal Counsel that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under Applicable Law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

     7.  Nonexclusivity, Etc.  The rights of the Indemnitee hereunder shall be
         --------------------
in addition to any other rights Indemnitee may have under the Articles, the By-Laws, or the Georgia Business Corporation Code or otherwise. To the extent that a change in the Georgia Business Corporation Code (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles, By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     8.  Liability Insurance.
         -------------------

     (a) The Company hereby represents and warrants that the Company has purchased and maintains directors' and officers' liability insurance consisting of a policy issued by Agricultural Excess and Surplus Insurance Company providing $5,000,000 in coverage, and an excess policy with National Union Fire Insurance Company of Pittsburgh, Pa. providing $5,000,000 in coverage in excess of $5,000,000, and that each of such policies is in full force and effect (the "D&O Insurance").

     (b) The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as an executive officer of the Company and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was an executive officer of the Company, the Company shall use reasonable efforts to maintain in full force and effect the D&O Insurance, or substantially equivalent insurance coverage; provided, however, that the Company shall not be obligated hereunder to pay annual premiums for directors' and officers' liability insurance in excess of one hundred fifty percent (150%) of the annualized rate of premiums paid by the Company for D&O Insurance in Fiscal Year 1994 (the "Increased Rate"), and if the premiums for such insurance coverage would exceed the Increased Rate in any fiscal year, and the Company determines not to spend in excess of the Increased Rate, the Company shall endeavor to retain such type of coverage by amending the levels of self insured retention and/or limits of liability of such insurance coverage so as not to exceed the Increased Rate.

     (c) In all policies of D&O Insurance, Indemnitee shall be named as an insured in such manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

     9.  Notices.
         -------

     (a) The Indemnitee shall give to the Company notice in writing as soon as practicable of any Claim made against him for which indemnification will or could be sought under this Agreement. Failure to give such notice shall not be cause for the Company not to indemnify Indemnitee or advance Expenses unless the Company can demonstrate that it was prejudiced by such failure.

     (b) Notices shall be in writing and shall be either personally delivered or sent by Federal Express or other reputable overnight courier for next business day delivery, or sent by certified mail, return receipt requested, addressed as follows:

     If to the  Company:    Forstmann & Company, Inc.
                            1185 Avenue of the Americas
                            New York, New York 10036
                              Attn:  Chief Executive Officer
                              Attn:  General Counsel

     If to the Indemnitee:   at Indemnitee's address stated above


or at such other address as from time to time designated by written notice delivered in accordance herewith. Any notice personally served shall be deemed delivered on the date of such service. Any notice sent by overnight courier as provided above shall be deemed delivered on the first business day after the date such notice was actually delivered by such overnight courier or refused. Any notice sent by mail as provided above shall be deemed delivered on the date of actual receipt or refusal thereof.

     10.  Amendments, Etc.  No supplement, modification or amendment of this
          ----------------
Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11.  Subrogation.  In the event of payment under this Agreement, the
          -----------
Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything reasonably within Indemnitee's power that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     12.  No Duplication of Payments.  The Company shall not be liable under
          --------------------------
this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles, By-Laws or otherwise) of the amounts otherwise indemnifiable hereunder. This Agreement shall supersede any agreement or understanding, whether written or oral, between the Company and Indemnitee regarding indemnification for any Claim.

     13.  Binding Effect, Etc.  This Agreement shall be binding upon and inure
          --------------------
to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an executive officer of the Company.

     14.  Severability.  The provisions of this Agreement shall be severable in
          ------------
the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

     15.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Georgia applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

     16.  Certain Definitions.
          -------------------

     (a) Applicable Law:  the law that would be applicable to indemnification by
         --------------
the Company of a director of the Company for the same or similar act, event or occurrence that constitutes the Indemnifiable Event that is the subject of a Claim against Indemnitee.

     (b) Claim:  any threatened, pending or completed action, suit or
         -----
proceeding, or any inquiry or investigation, whether instituted by or in the right of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, arising in connection with an Indemnifiable Event.

     (c) Expenses:  include attorneys' fees and all other costs, expenses and
         --------
obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

     (d) Indemnifiable Event:  any event or occurrence related to the fact that
         -------------------
Indemnitee is or was an executive officer of the Company, or is or was serving at the request of the Company as a director, officer, or trustee of another corporation, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

     (e) Independent Legal Counsel:  an attorney or firm of attorneys, selected
         -------------------------
in accordance with the provisions of Section 2, who shall not have otherwise performed services for the Company or Indemnitee within the last two (2) years.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of _______________, 1994.


                                       FORSTMANN & COMPANY, INC.

                                       By:    ____________________________
                                       Name:  Jane S. Pollack
                                              ----------------------------
                                       Title: Vice President and Secretary
                                              ----------------------------




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